UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025 rocky mountain chocolate factory, Inc
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, the board of directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) appointed Brian Quinn to the Board to serve until the Company’s next annual meeting of stockholders or until his earlier death, resignation or removal. In connection with his appointment, Mr. Quinn was also appointed as a member of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee of the Board.

There is no arrangement or understanding between Mr. Quinn and any other persons pursuant to which Mr. Quinn was elected as a director. The Board has determined that Mr. Quinn is “independent” under applicable Nasdaq listing rules. There are no related party transactions between the Company and Mr. Quinn (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Quinn does not have any family relationships with any of the Company’s directors or executive officers.

In accordance with the Company’s current Non-Employee Director Compensation Policy, the Company will pay Mr. Quinn an annual cash retainer of $32,000 and an annual equity award of $40,000 of restricted stock units (based on the 20-day volume-weighted average price of the Company’s common stock as reported on the Nasdaq Global Market as of the day prior to the grant date) for his service on the Board, which will be pro-rated for his first year of service. The equity award will vest 25% on the grant date and 25% in equal quarterly installments thereafter, subject to continued service through the applicable vesting date.

Mr. Quinn will also enter into the Company’s standard form of director indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings as described in such indemnification agreement.

On March 13, 2025, the Company issued a press release announcing the appointment of Mr. Quinn as a director. The press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The Board has appointed Melvin Keating to serve as Chairperson of the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 13, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Mountain Chocolate Factory, Inc.

Date: March 17, 2025	By:	/s/ Jeffrey R. Geygan
Jeffrey R. Geygan
Interim Chief Executive Officer